                                                                    EXHIBIT 21.1

                            BURLINGTON NORTHERN INC.

                         SUBSIDIARIES OF THE REGISTRANT

  The following is a list of the subsidiaries of Burlington Northern Inc. showing the place of incorporation and the percentage of voting securities owned.

                                                           PERCENTAGE OF VOTING
                                                             SECURITIES OWNED
                                                               DIRECTLY OR
                                           JURISDICTION OF    INDIRECTLY BY
    NAME OF COMPANY                         INCORPORATION    IMMEDIATE PARENT
    ---------------                        --------------- --------------------
Burlington Northern Railroad Company......    Delaware             100%

  The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.